SUB-LEASE AGREEMENT

                                 By and Between

                           Beck Hospitality, Inc. III
                                   as Landlord

                                       and

                             Janus Industries, Inc.
                                  as Sub-Tenant

                           Dated as of: April 24, 1997

               Property location: 2300 Corporate Boulevard, N.W.
                                  Boca Raton, Florida 33431

              Condominium Units 231, 232, 233, 234 and part of 235
                             for 2,280 Square Feet


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                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Article 1       -       Premises .........................................     2
Article 2       -       Term .............................................     2
Article 3       -       Rent .............................................     3
Article 4       -       Possession; Quiet Enjoyment ......................     5
Article 5       -       Use of Premises ..................................     5
Article 6       -       Taxes ............................................     6
Article 7       -       Insurance ........................................     6
Article 8       -       Indemnification ..................................     7
Article 9       -       Utilities and Services; Parking ..................     7
Article 10      -       Premises "As Is" .................................     8
Article 11      -       Repairs and Maintenance ..........................     8
Article 12      -       Alterations ......................................     9
Article 13      -       Trade Fixtures ...................................     9
Article 14      -       Mechanics' Liens .................................     9
Article 15      -       Damage and Destruction ...........................    10
Article 16      -       Condemnation .....................................    10
Article 17      -       Environmental Provisions..........................    11
Article 18      -       Signs and Advertising.............................    12
Article 19      -       Entry by Landlord.................................    12
Article 20      -       Assignment and Subletting.........................    12
Article 21      -       Subordination; Estoppel...........................    14
Article 22      -       Default...........................................    14
Article 23      -       Return of Premises; Holdover......................    17


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Article 24      -       Notices...........................................    17
Article 25      -       Broker's Commission...............................    18
Article 26      -       Limitation of Landlord's Liability................    18
Article 27      -       Rules and Regulations.............................    18
Article 28      -       Recording of  Sub-lease...........................    19
Article 29      -       Miscellaneous.....................................    19

Exhibits

Exhibit A       -       Premises

                              SUB-LEASE AGREEMENT

                           Summary of Sub-Lease Terms

Premises Address:             2300 Corporate Boulevard, N.W.

Square Footage:               2,280 Square Feet

Term:                         24 months, commencing April 24, 1997 and expiring
                              April 23, 1999.

Option:                       None.

Rent: $5.75 rent per square foot per year, payable in equal monthly installments of $1,092.50, plus $2.25 condo fees per square foot per year, payable in equal monthly installments of $427.50 (hereinafter referred to as "Base Rent") plus applicable taxes on both of these amounts.

Deposit:
                              $1,520.00 (one month's rent and condo fees)

Sub-Leasehold Improvements:   As is condition.


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

                               Sub-Lease AGREEMENT

This Sub-Lease AGREEMENT ("Sub-Lease"), dated as of this 24th day of April, 1997, is made by and between Beck Hospitality, Inc. III, an Ohio corporation, having an address at 2300 Corporate Boulevard, N.W., Boca Raton, Florida 33431 ("Landlord"), and Janus Industries, Inc., a Delaware corporation, having an address at 2300 Corporate Boulevard, N.W. Boca Raton, Florida 33431 ("Sub-Tenant").
                              Article 1 - Premises

Section 1.01. Landlord hereby leases to Sub-Tenant, and Sub-Tenant hereby leases from Landlord, for the term and subject to the covenants, agreements and conditions hereinafter set forth, an undivided interest in those certain premises located at 2300 Corporate Boulevard, N.W. identified as Premises (the "Premises") outlined in yellow on Exhibit A attached hereto currently being leased by Landlord from The Beck Group of Boca, the Owner of the Premises.

Section 1.02. The rentable area of the Premises is agreed to be 2,280 square feet. The Premises are a portion of the building (the "Building") located at 2300 Corporate Boulevard N.W. in Boca Raton, Florida and are known as condominium units 231, 232, 233, 234 and part of 235 (collectively the "Property").

Section 1.03. Landlord hereby grants to Sub-Tenant the nonexclusive right to use the common areas associated with the Building (the "Common Areas"), which are defined herein as all areas and facilities outside the Premises contained in or related to the Building that are provided for the general use and convenience of Sub-Tenant and of other tenants of rental space in the Building and their respective agents, invitees and customers. The Common Areas shall include, without limitation, pedestrian walkways, restrooms, stairways, landscaped areas, sidewalks, service corridors, throughways and private roads servicing the Building. The Common Areas shall also include the parking facilities servicing the Building (the "Parking Area").

                                Article 2 - Term

Section 2.01. The term (the "Initial Term") of this Sub-Lease shall have commenced on April 24, 1997 (the "Commencement Date") and shall expire on April 23, 1999 (the "Expiration Date"), subject to an earlier termination upon default (as hereinafter provided).

                                Article 3 - Rent

Section 3.01. Commencing on the Commencement Date and continuing through the Expiration Date, Sub-Tenant agrees to pay to Landlord annual rent ("Base Rent") for the use of the Premises, in lawful money of the United States in the amount of $8.00 per square foot, payable in equal monthly installments of $1,520.00.

All installments of Base Rent shall be payable on the first day of each month in advance.

Section 3.02. In addition to Base Rent, Sub-Tenant shall pay as additional rent (hereinafter called "Additional Rent") Sub-Tenant's Pro Rata Share (fifty percent (50%)) (a) of all real estate taxes and assessments of any kind relating to the Property excluding condominium fees which have been included in the Base Rent and (b) of all Operating Costs (as hereinafter defined) incurred by the Landlord. Landlord shall deliver to Sub-Tenant from time to time written estimates with respect to Additional Rent payable hereunder. Sub-Tenant shall pay such amounts upon receipt of such statements. As soon as reasonably practicable after the end of each calendar year, Landlord shall deliver to Sub-Tenant a reasonably detailed statement setting forth the items included in Additional Rent for such prior calendar year. If Sub-Tenant shall have paid less than the amount set forth in such statement, Sub-Tenant shall pay the balance shown on such statement to Landlord within thirty (30) days after the date of such statement. If Sub-Tenant shall have paid more than the amount set forth in such statement, Landlord shall credit such amount against future payments of Additional Rent. Additional Rent and Base Rent are herein collectively referred to as "Rent".

For purpose of this Sub-Lease, the term "Operating Costs" shall mean all costs incurred and expenditures of whatever nature made by Owner and/or Landlord (including costs and expenditures for outside contractors, and contractors who may be affiliated with Owner and/or Landlord to the extent that the contracts are at reasonable rates consistent with the type and quality of the services rendered) in the operation and management, for repairs, replacements, and improvements, or for cleaning and maintenance of the Property including, without limitation, parking areas, driveways and walkways on or related to the Property, related equipment, facilities and appurtenances, elevators, and cooling and heating equipment owned by the Owner and/or Landlord. Operating Costs shall include, but not be limited to, the following:

     (i) sales, federal social security, unemployment and old age taxes and contributions and state unemployment taxes and contributions accruing to and paid on account of all employees who are employed on account of the Property (other than employees of independent contractors);

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     (ii) all charges,  costs,  expenses and rates  connected  with or for or on account of (a) water supplied to the Property and all sewer use charges, (b) heat, ventilation, air conditioning, and security services supplied to the Property, (c) janitorial expenses and the cleaning of the Property, surrounding areaways and windows, whether performed by Owner and/or Landlord's employees or by persons or firms under contract with Owner and/or Landlord or Owner and/or Landlord's managing agent, (d) upkeep and maintenance of all elevators in the Property (if any), (e) the upkeep, maintenance and replacement of landscaping, plant material and decoration inside and outside of the Property, (f) the maintenance and cleaning of all parking area, driveways and walkways, (g) the shoveling, plowing and removal of snow, ice, rubbish and debris from the Property, (h) the painting and general repair of the Property, (i) building supplies, (j) general office and administrative expenses (including without limitation a management fee, office expenses and supplies, and date processing),
(k)  legal  and  accounting  expenses  and  (l)  licenses,   permits  and  other
governmental charges;

     (iii) all wage and salary costs including the cost of all employee benefits for all employees who are employed on account of the Property and all management fees or expenses, whether based upon rents or otherwise; and the imputed costs equal to the loss of rent by Owner for making available to the managing agent space for an office within the Property; and

     (iv) all charges, costs, expenses and rates connected with electric current supplied to the Property, including the cost of electric current for any elevators, lights, air conditioning, heating, and electrical alarm systems but not including electric current which is either paid for directly to the utility by the user/tenant or separately billed by and paid to the Landlord relating to the user/tenant's individual consumption;

     (v) premiums for fire, casualty, rent loss, liability and all other insurance as may from time to time be carried by Owner in connection with the Property, (as deemed appropriate by Owner) excluding premiums paid by tenants;

     (vi) all other expenses or costs which, in accordance with generally accepted accounting principles would be considered as an expense of operating, managing, maintaining or repairing the Property.

Section 3.03. It is the purpose and intent of Landlord and Sub-Tenant that the Rent shall be absolutely net to Landlord and that Sub-Tenant shall pay, without notice or demand, and without abatement, deduction or setoff, and shall hold harmless and indemnify Landlord from and against all costs, charges, duties, rates, licenses and permit fees, real and personal property taxes, levies and assessments, insurance premiums, and expenses relating to the Premises which may arise or become due during the Sub-Lease

Term, other than (a) expenses incurred by or at the instance of Landlord which Sub-Tenant does not agree to pay or reimburse Landlord for under the provisions of this Sub-Lease and (b) payment of any amounts secured by liens on the Premises created by Landlord. In the event of any nonpayment of any of the foregoing, Landlord shall have, in addition to all other rights and remedies, all of the rights and remedies provided for herein or by law in the case of nonpayment of net rent.

Section 3.04. All payments of Rent required to be made hereunder shall be made payable to and sent to Landlord at the address set forth in Article 19 hereof.

Section 3.05. A late fee of 5% of the overdue amount will be charged for Rent received after the third day of the month for payments of Base Rent or after the thirty-third day after the statement is sent by Landlord for Additional Rent.

Section 3.06. Upon execution of this Sub-Lease, Sub-Tenant shall deposit with Landlord the sum of $1,520.00 (the "Deposit"), which shall be held as a security for Sub-Tenant's performance as herein provided. In no event shall the Security Deposit be considered a measure of liquidated damages. All or any part of the Security Deposit may be applied by Landlord in full or partial satisfaction of any default by Sub-Tenant. If all or any part of the Security Deposit is so applied, Sub-Tenant upon demand will restore the Security Deposit to its full amount. At the expiration of the Sub-Lease and upon the satisfaction by Sub-Tenant of its obligations hereunder the balance of the Security Deposit, and any accrued interest thereon, will be paid over to Sub-Tenant.

                     Article 4 - Possession: Quiet Enjoyment

Section 4.01. Landlord shall, on or before the Commencement Date, deliver possession of the Premises to Sub-Tenant, including completed leasehold improvements as set forth in Article 10 hereof, in good condition and repair, and in material compliance with all governmental codes, laws, ordinances, regulations and requirements applicable to the Premises and to Sub-Tenant's use thereof.

Section 4.02. Landlord covenants and agrees to keep Sub-Tenant in quiet possession and enjoyment of the Premises during the Term, and warrants that it has full power and authority to lease the Premises to Sub-Tenant for the Term.

                           Article 5 - Use of Premises

Sub-Tenant shall be permitted to use the Premises for the purposes of general office use (the "Permitted Use"). In the event Sub-Tenant is prohibited from using the Premises for the Permitted Use for any reason other than the willful acts or negligence of Sub-Tenant, Sub-Tenant shall have the right to terminate this Sub-Lease upon thirty (30) days written notice to Landlord, whereupon Landlord shall promptly refund or cause to be refunded to Sub-Tenant any advance Rent, the Deposit and/or other monies paid by Sub-Tenant.

                                Article 6 - Taxes

Section 6.01. Sub-Tenant shall pay before delinquency all taxes that become payable during the Initial Term or the Term which are levied or assessed upon Sub-Tenant's equipment, furniture, fixtures and Sub-Tenant's other personal property installed or located in or on the Premises.

Section  6.02.  Landlord  shall cause Owner to pay before  delinquency  all real property  and/or  rental  taxes  which  are now or  hereafter  imposed  upon the
Property and/or the Building by any governmental agency or authority having jurisdiction over the Property, or any net income, franchise, estate, inheritance or transfer or any net income, franchise, estate, inheritance or transfer tax imposed upon the Property and/or Building, subject to whatever rights. Landlord shall be reimbursed by the Sub-Tenant for payment of all or a portion of such taxes as provided in Article 3.

                              Article 7 - Insurance

Section 7.01. Sub-Tenant shall maintain, throughout the Term, a policy of comprehensive liability insurance, naming Landlord as an additional name insured, against all claims in connection with Sub-Tenant's Permitted Use or occupancy of the Premises. Such policies shall have limits of liability of not less than $1,000,000 for personal injury or death of any one person, not less than $1,000,000 for any one incident, and not less than $50,000 for property damage. Sub-Tenant shall furnish Landlord, upon written demand therefor, a copy of such policy or a certificate evidencing such insurance. Such insurance policy shall provide at least thirty (30) days cancellation notice to Landlord.

Section 7.02. Landlord shall cause Owner to maintain, throughout the Term (a) a policy of comprehensive liability insurance with respect to the Property, and
(b) policies of insurance covering damage to the Building, excluding Sub-Tenant's fixtures, or equipment, in the amount of the full replacement value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, and "all risk". Landlord shall cause Owner to furnish to Sub-Tenant, upon written demand therefor, a copy of such policies or a certificate evidencing such insurance.

Section 7.03. Landlord and Sub-Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either party or its property, where such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. Each party shall obtain any special endorsements, if required by its insurer, whereby the insurer waives its rights of subrogation against the other party hereto. The provisions of this Article 7 shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible.

                           Article 8 - Indemnification

Section 8.01. Sub-Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (a) occurring in, on, or about the Premises; and (b) occurring in, on, or about the Building, when such injury or damage shall be caused in part or in whole by the act, neglect, fault, or omission of and duty with respect to the same, by Sub-Tenant, its agents, employees, or invitees.

Section 8.02. Landlord shall hold Sub-Tenant harmless from and defend Sub-Tenant against any and all claims or liability for any injury or damage to any person or property whatsoever occurring in, on, or about the Premises, when such injury or damage shall be caused in part or in whole by the act, neglect, fault, or omission of any duty with respect to the same, by Landlord, its agents, employees or invitees.

                   Article 9 - Utilities and Services; Parkinq

Section 9.01. Landlord shall cause water and sewage service to be furnished to the Premises for the use of Sub-Tenant. Sub-Tenant shall reimburse Landlord for Sub-Tenant's Pro Rata Share (fifty percent (50%)) of the cost of such water and sewage service as provided in Article 3 hereof. Sub-Tenant shall, at its sole cost and expense, pay or cause to be paid all charges (including any deposits) for gas, electricity, telephone or other services or utilities furnished to the Premises or to Sub-Tenant with respect to its operation therein during the Term to the extent that such utilities shall be separately metered and/or directly billed to Sub-Tenant by the respective utilities. To the extent that any such utilities are metered and/or billed to more than one Tenant (including Sub-Tenant) Sub-Tenant shall pay its Pro Rata Share of such amounts.

Section 9.02. Sub-Tenant shall have the right to park vehicles in accordance with the parking requirements of the city or town in which the Premises are located free of charge and on an unreserved basis, in that portion of the Parking Area located adjacent to the Premises. Landlord may from time to time establish reasonable rules and regulations for the Parking Area, and Sub-Tenant agrees to observe the same upon being advised thereof. Any and all parking of motor vehicles in said Parking Area shall be at the risk of the owner of the same.

                         Article 10 - Premises "As Is"

Sub-Tenant   accepts  the   Premises  "as  is"  based  upon   Sub-Tenant's   own
investigation with no representation from Landlord.

                      Article 11 - Repairs and Maintenance

Section 11.01. Subject to the provisions in this Sub-Lease requiring Sub-Tenant to reimburse Landlord for Sub-Tenant's Pro Rata Share of the cost of such repairs and maintenance and except as provided in Section 11.02, Landlord shall cause Owner to do the following:

     (a) Maintain, in good condition and repair during the Term all structural components of the Property, including, without limitation, the foundation, roof, exterior walls of the Building, and the plumbing, electrical, heating and air-conditioning systems which are a part of and/or service the Premises except for those owned by the Sub-Tenant;

     (b) Maintain and keep clean all Common Areas, including the Parking Area, remove snow therefrom with reasonable dispatch when required, provide adequate lighting and drainage for the Parking Area during normal business hours, and maintain all landscaping in a neat and orderly condition; and

     (c) Cause trash and refuse to be removed daily or as often as is reasonably necessary from the Building so as to avoid unreasonable accumulations of the same.

Section 11.02. Sub-Tenant, as its sole expense, shall do the following:

     (a) Make on a Pro Rata Share (fifty percent (50%)) all interior repairs to the Premises during the Term which are necessary to keep the Premises in substantially as good condition as on the Commencement Date, reasonable wear and tear and damage by fire or other casualty excepted;

     (b) Be responsible on a Pro Rata Share (fifty percent (50%)) for providing janitorial services to the Premises consistent with those provided in buildings similar in quality to the Building.

                            Article 12 - Alterations

Sub-Tenant shall make no alterations, installations, additions or improvements ("additions") in or to the Premises in excess of $5,000, without the prior written consent of Landlord. The additions shall be made only by contractors or mechanics approved by Landlord at Sub-Tenant's expense. Sub-Tenant shall install and maintain the interior decoration and appearance in a first class manner. Notwithstanding the foregoing, Landlord may disapprove any additions or decorative changes which in the opinion of Landlord's architect harm the architectural integrity of the Building or conflict with the use of the rest of the Building. All such permanent additions shall be deemed to be part of the Building and to belong to Owner at the end of the Term.

                           Article 13 - Trade Fixtures

All equipment (other than exhaust vents and fans and heating, air conditioning and ventilating system), business and office machines, furniture and other items of personal property (except additions including without limitation walls, floors, ceilings, wiring, plumbing, sewerage, and water pipes and lines) owned or installed by Sub-Tenant in the Premises at its expense shall remain the property of Sub-Tenant, (and any taxes thereon and risk of loss shall be borne by Sub-Tenant, and may be removed by Sub-Tenant at any time provided that Sub-Tenant shall at its expense, repair any damage, holes or openings caused or occasioned by such removal whether by Sub-Tenant or Landlord as hereafter provided and provided that during the Term such removal does not adversely affect the appearance of the Premises). Any such personal property of the Sub-Tenant left upon the Premises at the end of the Term may, at the election of Landlord and after reasonable notice to Sub-Tenant, (a) be removed at Sub-Tenant's expense and sold, stored or discarded; or (b) be deemed to have been abandoned and belong to the Landlord.

                          Article 14 - Mechanic's Liens

Sub-Tenant shall keep the Property, the Building and the Premises free from and promptly remove any mechanic's liens and indemnify, defend, and hold Landlord harmless from any and all liability or expense of any kind and description which may arise out of or be connected in any way with Sub-Tenant's additions. Landlord's consent to the construction of additions shall not be deemed to be such consent of the Landlord or acknowledgement that its estate is holden for the payment for such additions as would bind the interest of the Landlord under applicable mechanic's lien law.

                       Article 15 - Damage and Destruction

Section 15.01 If the Premises are damaged by fire, earthquake, act of God or the elements, Landlord shall cause Owner to repair the same, subject to the provisions of this Section hereinafter set forth and provided such repairs can be made within ninety (90) days under applicable state, federal and city and county laws and regulations. This Sub-Lease shall remain in full force and effect, except that if there shall be damage to the Premises and such damage is not the result of the negligence or willful misconduct of Sub-Tenant or Sub-Tenant's agents, employees or invitees, a proportionate reduction in Rent shall be allowed Sub-Tenant in the for such part of the Premises as shall be rendered unusable by Sub-Tenant in the conduct of its business during the time such part is so unusable. If such repairs cannot be made within ninety (90) days, either Landlord or Sub-Tenant may, upon written notice to the other within ninety (90) days after the date of such fire or other casualty, repair or restore such damage, this Sub-Lease continuing in full force and effect but the Rent to be proportionately reduced as hereinabove provided. If Landlord elects not to make such repairs which cannot be made within ninety (90) days, then either Landlord or (provided the damage affects the Premises or Common Areas necessary to Sub-Tenant's occupancy) Sub-Tenant may, by written notice to the other given not less than sixty (60) days and not more than ninety (90) days after the date of such fire or other casualty, terminate this Sub-Lease as of the date of such fire or other casualty.

Section 15.02. Landlord shall not be required to repair any injury or damage by fire, earthquake, act of God or the elements, or to make any repairs or replacements, of any improvements installed in the Premises by Sub-Tenant, except for the portion of such improvements the cost of which was borne by Landlord; and Sub-Tenant shall, at Sub-Tenant's sole cost and expense, repair and restore its portion of such improvements.

Section 15.03. In the event the Premises or the Building is totally destroyed or rendered wholly unusable for Sub-Tenant's Permitted Use, this Sub-Lease shall terminate and Sub-Tenant shall only be liable for Rent up to the date of such total destruction.

                            Article 16 - Condemnation

If the Premises and/or the Building, or any portion thereof, are taken or condemned under the power of eminent domain, or by purchase in lieu of such taking or condemnation, and as a result thereof the use and enjoyment of the Premises by Sub-Tenant are


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

materially impaired, Sub-Tenant may, at its sole option, but without prejudice to any rights and claims which it may otherwise have on account of such taking, condemnation or sale, terminate this Sub-Lease upon written notice to Landlord. If Sub-Tenant does not elect to terminate this Sub-Lease, the Rent reserved for the remainder of the Term shall be reduced in proportion to the portion of the Premises taken, condemned or sold, having due regard to the nature and extent of the injury caused thereby to the Premises and to Sub-Tenant's Permitted Use thereof, and such reduction in Rent shall be without prejudice to any rights and claims which Sub-Tenant may otherwise have on account of such taking or condemnation or sale. Landlord reserves to itself, and Sub-Tenant assigns to Landlord, all rights to damages accruing on account of any taking under the power of eminent domain or by reason or any act or any public or quasi-public authority for which damages are payable. Sub-Tenant agrees to execute such instruments of assignment as may be reasonably required by Landlord in any proceeding, except it is agreed and understood, however, that Landlord does not reserve to itself, and Sub-Tenant does not assign to Landlord, any damages specifically payable for Sub-Tenant's trade fixtures, furniture, moving expenses, and/or Sub-Tenant's leasehold improvements.

                      Article 17 - Environmental Provisions

Section 17.01. Sub-Tenant represents, warrants and covenants that it has obtained, is in compliance with, and will continue to comply with all permits, licenses and other authorizations which are required under all environmental laws and regulations, including laws relating to emission, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, except to the extent failure to have any such permit, license or authorization does not have a material adverse effect on the financial condition, operations, prospects, or business of the Sub-Tenant.

Section 17.02. Sub-Tenant shall comply with the requirements of all material federal, state, and local environmental laws relating to the Premises; shall immediately notify the Landlord in the event of any material spill, pollution or contamination affecting the Premises from oil, friable asbestos, hazardous waste, hazardous material, or other waste or material regulated or limited by applicable federal, state, or local environmental law or regulation ("Hazardous Material"); and shall immediately forward to the Landlord any notices relating to such matters received from any governmental agency.

Section 17.03. Sub-Tenant shall immediately contain and remove at its sole cost and expense any Hazardous Material found on the Premises if caused by Sub-Tenant or anyone acting under Sub-Tenant; such work must be done in compliance with applicable laws.

Section 17.04. Sub-Tenant will indemnify, defend, and hold the Landlord harmless from and against any claim, cost, damage (including without limitation consequential damages), expense (including without limitation reasonable attorneys' fees and expenses), loss, liability, or judgement now or hereafter arising as a result of any claim for environmental cleanup costs, any resulting damage to the environment and any other environmental claims against the Sub-Tenant, the Landlord, or the Premises relating to any act or failure to act by Sub-Tenant or anyone claiming under Sub-Tenant. The provisions of this
Section 17.04 shall continue in effect and shall survive (among other events) any termination or expiration of this Sub-Lease.

                       Article 18 - Signs and Advertising

Sub-Tenant shall not place any sign on or around the Premises without the advance written consent of Landlord. Signs identifying the Building or any owners or Tenants therein shall not be deemed to be advertising.

                         Article 19 - Entry by Landlord

Landlord and its agents shall have the right to enter into and upon the Premises at all reasonable times for the purpose of examining and exhibiting the same, for making any necessary repairs or alterations thereto, for the purpose of supplying any service, or building maintenance to be provided by Landlord hereunder; provided however, that Landlord shall advise Sub-Tenant a reasonable time in advance thereof, and, provided further, that the operations of Sub-Tenant shall not be interfered with unreasonably thereby.

                     Article 20 - Assignment and Subletting

Section 20.01. Sub-Tenant will not assign, sublet, pledge, mortgage, or otherwise transfer this Sub-Lease or the whole or any part of the Premises without in each instance having first received the express written consent of Landlord. In any case where Landlord shall consent to an assignment or subletting, Sub-Tenant shall remain primarily liable for Sub-Tenant's obligations hereunder. In the event that the Premises are sublet or this Sub-Lease is assigned, Landlord shall be paid and have the benefit of any and all rentals and payments in excess of the rental rates and other amounts required to be paid by Sub-Tenant pursuant to this Sub-Lease. It shall be a condition to the validity of any assignment or subletting that the terms of any sublease or assignment shall not be more favorable than the terms of this Sub-Lease and shall not be more favorable than the terms which Landlord is then offering for new rental space in the Building or for existing rental space in the Building which will be coming available. The transfer of a majority interest in the capital stock of any corporate Sub-Tenant or a majority of the interest in any partnership Sub-Tenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Sub-Lease.

Section 20.02. If Sub-Tenant (which term for the purposes of this Section 20.02 shall mean the authorized representative of Sub-Tenant's estate in Bankruptcy) assumes this Sub-Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy code, 11 U.S.C. 101 et seq., or any future statute in amendment or in substitution thereof (the "Bankruptcy Code") to any person or entity who shall have made a bona fide offer to accept an assignment of this Sub-Lease on terms acceptable to the Sub-Tenant, then notice of such proposed assignment, setting forth

     (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer, and (iii) adequate assurance to be provided Landlord to assure such person's or entity's future performance under this Sub-Lease, including, without limitation, the assurance referred to in
     Section 365 (b) (3) of the Bankruptcy Code, shall be given to Landlord by Sub-Tenant no later than twenty (20) days after receipt by the Sub-Tenant, but in any event no later than ten (10) days prior to the date that Sub-Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Landlord shall thereupon have the prior right and option, to be exercised by notice to Sub-Tenant at any time prior to the effective date of such proposed assignment, to accept an assignment of this Sub-Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person or entity, less any brokerage commissions which may be payable out of the consideration to be paid by such persons or entity for the assignment of this Sub-Lease.

In the event this Sub-Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, then any and all monies or other consideration paid, payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Sub-Tenant or of the estate of Sub-Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

Any person or entity to which this Sub-Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Sub-Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

                      Article 21 - Subordination; Estoppel

Section 21.01. This Sub-Lease will be subject and subordinate to any mortgage of the Premises now existing or hereafter executed by Owner or its successors and assigns. Such subordination is automatic and is effective without any further act of Sub-Tenant, but Sub-Tenant hereby agrees from time to time on request from Landlord to execute and deliver any instruments that may be required by any lender to confirm the subordination provided for herein. Any mortgagee may elect that this Sub-Lease shall have priority over its mortgage, and upon notification of such election by such mortgagee to Sub-Tenant, this Sub-Lease shall be deemed to have priority over such mortgage whether this Sub-Lease is dated prior to or subsequent to the date of such mortgage. Sub-Tenant hereby appoints Landlord, with full power of substitution, as Sub-Tenant's attorney-in-fact (which appointment shall be irrevocable and shall be deemed to be coupled with an interest) to execute and deliver any such instrument for and in the name of Sub-Tenant.

Section 21.02. Sub-Tenant, within ten (10) days after written request from Landlord shall furnish a written certificate stating whether this Sub-Lease is in full force and effect, if any amendments have been executed, if any default exist by Landlord or by Sub-Tenant hereunder and the nature of any alleged default, if Sub-Tenant is then claiming any offsets, counterclaims or defenses to this Sub-Lease, and any other matter which may be reasonably requested.

                              Article 22 - Default

Section 22.01. If any of the following shall occur, Sub-Tenant shall be deemed in default of this Sub-Lease: (a) if Sub-Tenant shall fail to pay any Rent or other sum when and as the same becomes due and payable and such failure shall continue for more than ten (10) days; (b) if Sub-Tenant shall fail to perform any of the other duties required to be performed by Sub-Tenant under this Sub-Lease and such failure shall continue for more than thirty (30) days after receipt of written notice thereof from Landlord; provided, however, that if such cannot reasonably be performed within such thirty (30) day period, Sub-Tenant shall have such additional time as is reasonably necessary to perform such duty; (c) if Sub-Tenant shall make a general assignment for the benefit of creditors, admit in writing its inability to pay its debts as they become due, file a petition in bankruptcy, have an order of relief entered against it, or file or have filed against Sub-Tenant a petition seeking any reorganization, receivership, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation.

Section 22.02. In the event of default, to the extent not prohibited by applicable law it will be lawful for the Landlord thereupon, or at any time thereafter, upon written notice of termination to Sub-Tenant, and with or without process of law (forcibly if necessary) enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Sub-Tenant at the Premises, and repossess the same as of Landlord's former estate and expel Sub-Tenant and those claiming through or under Sub-Tenant and remove its and their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Sub-Lease shall terminate, Sub-Tenant hereby waiving all statutory rights (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived) and Landlord, without notice to Sub-Tenant, may store Tenant's effects, and those of any person claiming through or under Sub-Tenant at the expense and risk of Sub-Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the next proceeds to the payment of all sums due to Landlord from Sub-Tenant if any, and pay over the balance, if any, to Sub-Tenant.

Section 22.03. Upon the termination of this Sub-Lease under any provision contained in Section 22.01, Sub-Tenant shall nevertheless remain liable for all Rent then due and payable hereunder as of the date of the termination of this Sub-Lease, together with all damages due or sustained by Landlord prior to such termination or arising as a result of events or conditions occurring or in existence during the term hereof and prior to or after such termination, and all reasonable costs, fees and expenses incurred by Landlord in pursuit of, or in the collection of its remedies hereunder or under any law, or in leasing or attempting to lease all or any portion of the Premises to others from time to time (including, without limitation, all repossession costs, brokerage commissions, reasonable attorney's fees in connection with the foregoing matters, and all costs of such alterations, repairs, and decorations as Landlord, in its reasonable judgement, considers necessary or advisable in connection with such reletting)(all such rent, damages, costs, fees and expenses being referred to herein as the "Termination Damages") and, in addition thereto, additional damages (the "Liquidated Damages"), which, at the election of Landlord, shall be either of the following:

     (a) an amount or amounts equal to all Rent which, but for termination, would have been payable to Landlord over the remainder of the Term, reduced by the amount of Rent, if any, which the Landlord shall actually receive from time to time during such period from others to whom the Premises may be rented from time to time. The Landlord shall not be obligated to attempt to collect any rental or other payment obligation from any other person renting all or any portion of the Premises by litigation or otherwise. Such Liquidated Damages shall be computed and payable in monthly installments, with interest on any amount in arrears at the rate of two percent (2%) per annum in excess of the Barnett Bank Prime Rate, in arrears, on the first day of each calendar month following termination of the Sub-Lease and shall continue to become due and payable in monthly installments until the date on which the Term would have expired but for such termination; and any and all amounts due and payable hereunder, including any amount in arrears, shall be a continuing liability of Sub-Tenant thereafter, and interest thereon shall accrue at the rate of two percent (2%) per annum in excess of the Barnett Bank Prime Rate, until Sub-Tenant shall discharge same by payment to Landlord of the amount due, and any suit or action brought from time to time to collect any such Liquidated Damages for any month or months shall not in any manner prejudice the right of Landlord to collect any Liquidated Damages for any subsequent month or months by a similar proceeding; or

     (b) an amount equal to the present value (as of the date of such termination) of all Rent which, but for termination of this Sub-Lease, would have become due during the remainder of the Term, reduced by an amount equal to the fair rental value of the Premises over the remainder of the Term, as determined by an independent real estate appraiser named by Landlord, in which case such Liquidated Damages shall be payable to Landlord in one lump sum on demand made by Landlord at any time and shall bear interest at the rate of two percent (2%) per annum in excess of the Barnett Bank Prime Rate from the date of termination until paid. For purposes of this clause (ii), present value shall be computed by the application of a discount rate equal to the discount rate in effect at the Federal Reserve Bank nearest to the location of the Premises as of the date of determination.

Section 22.04. In addition, if this Sub-Lease is terminated, Landlord may, but shall have no obligation to, relet the Premises or any part thereof, alone or together with other premises, for such term or terms (which may be greater or less than the period which would have constituted the balance of the Term) and on such terms and conditions (which may include concessions for free rent and alterations of the Premises) as Landlord, in its uncontrolled discretion, may determine, but Landlord shall not be liable for, nor shall Sub-Tenant's obligations hereunder be diminished by reason of, failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting, and Sub-

Tenant, to the extent Sub-Tenant may lawfully do so, hereby waives all right to require Landlord to relet the Premises.

Section 22.05. Nothing contained in this Sub-Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings under any federal or state laws relating to bankruptcy or insolvency or reorganization or arrangement by reason of the termination of this Sub-Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than the amount of the loss or damages referred to above.

Section 22.06. Any and all rights and remedies which Landlord may have under this Sub-Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

Section 22.07. The waiver by either party of any default shall not be deemed to be a waiver of any subsequent default under the same, or under any other term, covenant or condition of this Sub-Lease. The subsequent acceptance of any Rent by Landlord shall not be deemed to be a waiver of any preceding default by Sub-Tenant under any term, covenant or condition of this Sub-Lease, other than the failure of Sub-Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding default at the time of acceptance of such Rent.

                    Article 23 - Return of Premises; Holdover

Section 23.01. At the expiration or other termination of the Term, Sub-Tenant will remove from the Premises its property and that of all claiming under it and will peaceably yield up to Landlord the Premises in as good condition in all respects as the same were at the commencement of this Sub-Lease, except for the ordinary wear and tear, damage by the elements, by any exercise of the right of eminent domain or by any public or other authority, or damage not caused by Sub-Tenant and with respect to which Sub-Tenant is not required to maintain insurance hereunder.

Section 23.02. If Sub-Tenant remains in possession of the Premises after the expiration of the Term, said tenancy shall be month-to-month pursuant to Section 23.02, and should Landlord at any time decline to accept the Rent at the rate specified herein, Sub-Tenant's holding over thereafter will be deemed to be as a Tenant-at-sufferance.

                              Article 24 - Notices

All notices which are required to be given by either party hereunder shall be in writing, sent by certified or registered mail, postage prepaid, return receipt requested, and addressed to the parties at the following addresses:

  LANDLORD:        Beck Hospitality, Inc. III
                   2300 Corporate Boulevard N.W.
                   Boca Raton, FL 33431
                   Attention: Louis S. Beck, President
                   (561) 997-2325

  SUB-TENANT:      Janus Industries, Inc.
                   2300 Corporate Boulevard N.W.
                   Boca Raton, FL 33431
                   Attention: James Bishop, President
                   (561) 997-2325

or to such other addresses and to such other persons as the parties may from time to time designate in writing. The time of giving of any such notice shall be deemed to be three (3) days after such notice is mailed.

                        Article 25 - Broker's Commissions

The parties represent no brokers were involved in this transaction.

                 Article 26 - Limitation of Landlord's Liability

Sub-Tenant shall neither assert nor seek to enforce any claim for breach of this Sub-Lease against any of Landlord's assets other than Landlord's interest in the Property and in the rents, issues and profits thereof. No partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under the Sub-Lease, and Sub-Tenant shall look solely to Landlord's interest as the landlord in the Property in pursuit of its remedies upon an event of default hereunder so that the general assets of Landlord and of the individual partners, trustees, stockholders, officers, employees or beneficiaries of the Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Sub-Tenant. In the event Landlord sells or otherwise transfers its interest in the Property (or a part thereof which includes the Premises), then from and after such sale or other transfer Landlord shall be released from liability hereunder and Sub-Tenant shall look solely to the interests in the Property of Landlord's transferee for the performance of all of the obligations of Landlord hereunder.

                       Article 27 - Rules and Regulations

Sub-Tenant shall abide by the rules and regulations from time to time established by Landlord with respect to the Building and the Property. In the event that there shall be conflict between such rules and regulations and the provisions of this Sub-Lease, the provisions of this Sub-Lease shall control.

                       Article 28 - Recording of Sub-Lease

The parties hereto agree that this Sub-Lease shall not be recorded, but the Landlord and Sub-Tenant hereby agree upon request of either party to enter into a notice of lease in recordable form, setting forth the names of the parties describing the Premises, specifying the Term, and such other provisions, except rental provisions, with respect to the Sub-Lease as will put on notice any third party of the existence of this Sub-Lease.

                           Article 29 - Miscellaneous

Section 29.01. The words "Landlord" and "Sub-Tenant", as used herein, shall include the plural as well as the singular. Words used in the masculine gender herein shall include feminine and neuter forms thereof.

Section 29.02. The covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

Section 29.03. The article headings in this Sub-Lease are for convenience only, and shall not limit or otherwise affect the meaning of any provisions hereof.

Section 29.04. Time is of the essence in each and every provision of this Sub-Lease.

Section 29.05. The invalidity or unenforceability of any provision of this Sub-Lease shall not affect any other provision hereof.

Section 29.06. Should either party hereto commence an action against the other to enforce any obligation under this Sub-Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other.

Section 29.07. This Sub-Lease shall be construed and enforced in accordance with the laws of the State of Florida.

Section 29.08. This Sub-Lease constitutes the entire agreement between the parties hereto and may not be modified in any manner other than by written agreement, executed by all of the parties hereto or their successors in interest. No prior understanding or representation of any kind made before the execution of this Sub-Lease shall be binding upon either party unless incorporated herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Sub-Lease as of the date first set forth above:

                                     LANDLORD:   Beck Hospitality, Inc. III,
                                                 an Ohio corporation

                                                 By: /s/ Louis S. Beck
                                                    -------------------------
                                                    Louis S. Beck, President

                                   SUB-TENANT:   Janus Industries, Inc.,
                                                 a Delaware corporation

                                                 By: /s/ James E. Bishop
                                                    -------------------------
                                                    James Bishop, President

STATE OF OHIO      )
                   ) SS:
COUNTY OF HAMILTON )

The foregoing instrument was acknowledged before me this day of __________, 1997 by Louis S. Beck, as President of Beck Hospitality, Inc. III, an Ohio corporation. He is personally known to me or has produced a Florida driver's license as identification and did take an oath.

                                             Notary Public:

                                             Signature:_________________________

                                             Print Name:________________________

                                             State of______________ at Large

     (Notarial Seal)                         My Commission expires:

STATE OF NEW JERSEY )
                    ) SS:
COUNTY OF ESSEX     )

The foregoing instrument was acknowledged before me this 17th day June, 1997 by James Bishop, as President of Janus Industries, Inc., a Delaware corporation. He is personally known to me or has produced a driver's license as identification and did take an oath.

                                             Notary Public:

                                             Signature: /s/ Eleanor M. Doganier
                                                       -------------------------

                                             Print Name: Eleanor M. Doganier
                                                        ------------------------

                                             State of    NJ   at Large
                                                     ---------

  (Notarial Seal)                            My Commission expires: 1-23-2000


                                                    ELEANOR M. DOGANIER
                                                 Notary Public of New Jersey
                                             My Commission Expires Jan. 23, 2000

                                   EXHIBIT A

                              [FLOOR PLAN OMITTED]